Exhibit 99.1

Precision BioSciences Appoints Renowned Hematologist Alan List, M.D. as Chief Medical Officer

DURHAM, N.C., April 15, 2021 -- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage biotechnology company developing allogeneic CAR T and in vivo gene correction therapies with its ARCUS® genome editing platform, today announced that Alan List, M.D. has been appointed as the Company’s Chief Medical Officer and a member of the senior leadership team at Precision BioSciences. Dr. List is a world-renowned hematologist with extensive academic and clinical experience in the research and development of hematology and oncology products. He has led clinical development programs for multiple FDA-approved drugs to treat hematologic malignancies, including myelodysplastic syndromes, acute leukemia, multiple myeloma, and lymphoma.

“We are very pleased to welcome Alan to the senior leadership team of Precision BioSciences,” said Matt Kane, Chief Executive Officer and Co-Founder of Precision BioSciences. “With three hematology products in the clinic and a fourth entering clinical trials soon, Alan’s deep clinical expertise in hematology and oncology, including pioneering work to develop novel products from the laboratory to the clinic, he will be a strong addition to the Precision team. Over the past 12 months, Alan has been intimately involved in our clinical strategy to develop our lead allogeneic CAR T therapy, PBCAR0191, as well as the design of our clinical program for PBCAR19B, our next generation, stealth cell program. We believe that Alan’s leadership will be critical to the successful execution of our clinical development strategy.”

Since April 2020, Dr. List has been a strategic clinical advisor to Precision BioSciences, providing advice to the company and its Board of Directors on its clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining Precision BioSciences, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to 2019; Executive VP, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Division from 2003 to 2008. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (MDS) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide) a transformational treatment for patients with MDS and multiple myeloma.

Dr. List is the author of more than 425 peer-reviewed articles and books. He previously served as the President for the Society of Hematologic Oncology and a member of the MDS Foundation Board of Directors.  Dr. List is an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors, an inductee in the Florida Inventors Hall of Fame, and holds 18 U.S. patents and >45 applications filed. Dr. List was 2016 recipient of the Celgene Career Achievement Award for Clinical Research in Hematology, and other recognitions including the General Motors Cancer Research Foundation Merit Award, the J.P. McCarthy Foundation International Prize, the Emil J. Freireich Award, the Joshua Lederberg Society, and the Aplastic Anemia & MDS International Foundation Leadership in Science Award.

Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He is board certified in internal medicine, hematology, and medical oncology. He completed his residency in internal medicine at Good Samaritan Medical Center in Phoenix, Arizona and fellowships in

Exhibit 99.1

hematology and medical oncology at Vanderbilt University Medical Center. Prior to joining the Moffitt Cancer Center in 2003, Dr. List held academic and clinical appointments at the University of Arizona.

“After advising Precision BioSciences on its clinical trial programs for nearly a year, I’m very excited to join as the Chief Medical Officer as we approach the launch of the first of our stealth CAR T programs. I look forward to working with the management team and the clinical team to advance the development of our potentially breakthrough allogeneic CAR T cell programs, including PBCAR0191 and PBCAR19B. I’m particularly optimistic about the potential opportunity to bring novel cell therapies to patients who suffer from hematologic malignancies, such as non-Hodgkin lymphoma, B-cell acute lymphoblastic leukemia, and multiple myeloma,” said Dr. List. “I’m also looking forward to interacting with the clinical investigators who are conducting our clinical trials at leading academic centers across the country.”

Dr. List will succeed Chris Heery, M.D., who is leaving Precision BioSciences to pursue other opportunities. Dr. Heery will continue to serve as a consultant to the company to ensure a smooth transition in the conduct of clinical trials underway at Precision.

“During Chris’ time with the company, Precision successfully transitioned PBCAR20A and PBCAR269A into Phase 1 clinical trials and designed the Phase 1 clinical trial for PBCAR19B. We thank Chris for his contributions to Precision BioSciences and wish him success in his future endeavors,” added Mr. Kane.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its wholly proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene correction therapy candidates to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our leadership transition and expectations regarding our operational initiatives and success of our clinical programs. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “goal,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical or greenhouse studies and clinical or field trials;

Exhibit 99.1

public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, biotechnology and agricultural biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; the rate and degree of market acceptance of any of our product candidates; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate key executives and personnel; market and economic conditions; effects of system failures and security breaches; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events effects of the outbreak of COVID-19, or any pandemic, epidemic or outbreak of an infectious disease; insurance expenses and exposure to uninsured liabilities; effects of tax rules; risks related to ownership of our common stock and other important factors discussed under the caption “Risk Factors” in our Annual report on Form 10-K for the fiscal year ended December 31, 2020, as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein,

whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Alex Kelly

Interim Chief Financial Officer

Alex.Kelly@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com